UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 20, 2008

Neose Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-27718	13-3549286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 Rock Road Horsham, Pennsylvania		19044
(Address of principal executive offices)		(Zip Code)

(215) 315-9000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2008, Neose Technologies, Inc. (the “Company”) received notification from the Nasdaq Listing Qualifications Department (the “Department”) that the Company had not regained compliance with the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Global Market under Marketplace Rule 4450(a)(5).  The Company’s common stock is subject to be delisted from the NASDAQ Global Market on August 29, 2008.  Following procedures set forth in NASDAQ Marketplace Rule 4800 Series, the Company has requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the delisting determination.  The hearing request has stayed the delisting of the Company’s common stock pending the Panel’s decision.

On August 21, 2008, the Company issued a press release announcing its receipt of the Department’s notification and the Company’s decision to appeal the Department’s determination.  A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Current Report on Form 8-K regarding the Company’s business, that are not historical facts are “forward-looking statements” that involve risks and uncertainties, including, but not limited to, the risk that the Company will not be successful in its appeal to the Panel. For a discussion of these risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statement, see the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and discussions of potential risks and uncertainties in the Company’s subsequent filings with the SEC.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: August 25, 2008	By:	/s/ A. Brian Davis
A. Brian Davis
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 21, 2008